Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES FIRST QUARTER 2021 RESULTS AND PROVIDES A GENERAL BUSINESS UPDATE

TORRANCE, CA – MAY 10, 2021 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company announces first quarter 2021 results and provides a general business update on May 10, 2021.

“Forte has continued to make excellent progress in the fist quarter of 2021. As we have previously highlighted, our randomized clinical trial of FB-401 in atopic dermatitis patients 2 years of age and older, including adolescents and adults, completed enrollment. We expect to report the topline results from that trial in the third quarter of 2021. There is a significant unmet need for safe effective therapies, particularly for children suffering from atopic dermatitis and we are hopeful that FB-401 will address that need” said Paul Wagner, Ph.D., CEO of Forte Biosciences. “In addition to the operational progress, two more patents have now issued, bringing the total number of patents covering FB-401 and our process to eleven as we continue to expand the intellectual property protection.”

First Quarter 2021 Results

First Quarter 2021 Business Highlights

In September 2020, Forte initiated a multi-center, placebo-controlled clinical trial of its lead product candidate, FB-401 which was expected to enroll approximately 124 pediatric, adolescent and adult atopic dermatitis subjects aged 2 years of age and older. Enrollment was completed in March 2021 with 154 subjects. Additional information about our Phase 2 trial can be found at ClinicalTrials.gov using the identifier NCT04504279.

Forte ended the first quarter of 2021 with approximately $54.8 million in cash and cash equivalents which Forte believes is sufficient to fund operations for at least the next 12 months. Cash utilization for the first quarter of 2021 was $4.0 million. Forte had approximately 13.5 million shares of common stock outstanding as of March 31, 2021.

First Quarter 2021 Operating Results

Research and development expenses were $3.3 million and $1.4 million for the three months ended March 31, 2021 and 2020, respectively. The increases in 2021 were primarily due to manufacturing, clinical, regulatory and other expenses, including non-cash stock-based compensation, as Forte continues to advance FB-401 through Phase 2 clinical trials.

General and administrative expenses were $1.4 million and $0.7 million for the three months ended March 31, 2021 and 2020, respectively. The increases in 2021 were primarily due to legal, professional, insurance and other expenses as a result of being a public company as well as increases in payroll and related expenses including non-cash stock-based compensation expense as we increased our headcount.

Losses per share were $0.36 and $0.97 for the three months ended March 31, 2021 and 2020, respectively.

Balance Sheets Data

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,762	$58,765
Prepaid expenses and other current assets	1,110	1,133

Total current assets	55,872	59,898

Property and equipment, net	83	97
Other assets	1,113	1,244

Total assets	$57,068	$61,239

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$1,206	$1,240
Accrued liabilities	1,164	1,019

Total current liabilities	2,370	2,259

Commitments and contingencies
Series A Convertible Preferred Stock, $0.001 par value; 10,000,000 shares authorized and 0 shares issued and outstanding as of March 31, 2021 (unaudited) and December 31, 2020; aggregate liquidation preference of $0 at March 31, 2021 (unaudited) and December 31, 2020	—	—
Stockholders’ equity (deficit):
Common stock, $0.001 par value: 200,000,000 shares authorized as of March 31, 2021 (unaudited) and December 31, 2020; 13,511,716 and 12,830,598 shares issued and outstanding at March 31, 2021 (unaudited) and December 31, 2020, respectively	13	13
Additional paid-in capital	110,946	110,424
Accumulated deficit	(56,261)	(51,457)

Stockholders’ equity:	54,698	58,980

Total liabilities, convertible preferred stock and stockholders’ equity	$57,068	$61,239

Statements of Operations Data

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2021	March 31, 2020
Operating expenses:
Research and development	$3,322	$1,354
General and administrative	1,419	673

Total operating expenses	4,741	2,027

Loss from operations	(4,741)	(2,027)
Other expenses, net	(63)	(23)

Net loss	$(4,804)	$(2,050)

Per share information:
Net loss per share - basic and diluted	$(0.36)	$(0.97)
Weighted average shares outstanding, basic and diluted	13,252,921	2,115,795

Additional detail on our financial results for the first quarter of 2021 can be found in Forte’s Form 10-Q as filed with the SEC on May 10, 2021. You can also find more information in the investor relations section of our website at www.fortebiorx.com.

Conference Call and Webcast Information

Forte management will host a conference call and webcast on Wednesday, May 10th at 4.30 PM Eastern Time. Participants may access the call by dialing 877-705-6003 (Domestic) or 201-493-6725 (International). The conference ID number is: 13719507.

Participants may also access the webcast through the following link:

http://public.viavid.com/index.php?id=144805

A replay of the call will be available through May 17th from the investor relations section of Forte’s website at https://www.fortebiorx.com/ or through the following link: http://public.viavid.com/index.php?id=144805

About Forte

Forte Biosciences, Inc. is a clinical-stage, biopharmaceutical company developing a live biotherapeutic, FB-401, for the treatment of inflammatory skin diseases. There is a significant unmet need for safe and effective therapies particularly for pediatric atopic dermatitis (“AD”) patients. To date, a Phase 1/2a study has been completed with pediatric and adult patients 3 years of age and older, demonstrating compelling safety and activity in patients with mild, moderate and severe disease, across age groups including pediatrics and adults, and across key endpoints.

In September 2020, Forte initiated a multi-center, placebo-controlled clinical trial of FB-401 which has enrolled pediatric, adolescent and adult AD subjects aged 2 years of age and older. Additional information about our Phase 2 trial can be found at ClinicalTrials.gov using the identifier NCT04504279.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations regarding the potential impact of Fast Track designation to accelerate development and approval of FB-401and achieve potential clinical development milestones in the future and the Phase 2 trial of FB-401. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidates and preclinical programs; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as filed with the Securities and Exchange Commission on May 10, 2021 and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Forte Biosciences, Inc.

Paul Wagner, CEO

investors@fortebiorx.com

LifeSci Advisors

Mike Moyer, Managing Director

617.308.4306

mmoyer@lifesciadvisors.com